TEN STIX INC.
                              A NEVADA CORPORATION
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Ten Stix Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Keaveney, Chief Executive Officer, President and Chief Financial Officer, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to Ten Stix Inc., and will be retained by Ten Stix Inc. and furnished to the Securities and Exchange Commission or its staff upon request.





Dated: November 22, 2004                    /s/ David Keaveney
       ___________________                  _________________________________
                                            By:   David Keaveney
                                            Its:  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer